                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        Advantica Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                      13-3487402
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

 203 East Main Street, Spartanburg, SC                        29319
(Address of Principal Executive Offices)                    (Zip Code)


                              Advantica 401(k) Plan
                            (Full title of the plan)

                    ----------------------------------------

                             Rhonda J. Parish, Esq.
             Executive Vice President, General Counsel and Secretary
                        Advantica Restaurant Group, Inc.
                              203 East Main Street
                        Spartanburg, South Carolina 29319
                                 (864) 597-8000
 (Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


           Title of        Amount to be       Proposed          Proposed           Amount of
       Securities to Be     Registered        Maximum            Maximum         Registration
          Registered                       Offering Price       Aggregate            Fee
                                             Per Share           Offering
                                                                  Price
---------------------------------------------------------------------------------------------
Common Stock, $.01 par      1,000,000         $10.469 (2)        $10,469,000 (2)   $3,089
value (1)
---------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq Stock MarketSM on June 25, 1998, which prices were $10.688 and $10.250, respectively.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents have been filed by Advantica Restaurant Group, Inc. ("Advantica" or the "Registrant") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

                  (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including the Registrant's Amendment No. 1 to Annual Report on Form 10-K/A filed as of the date hereof pursuant to Rule 15d-21 under the 1934 Act containing information required by Form 11-K with respect to the plan;

                  (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1998.

                  (3) The Registrant's current reports on Form 8-K reporting events occurring on January 7, 1998, January 15, 1998, April 1, 1998 and June 10, 1998; and

                  (4) The section entitled "Description of Registrant's Securities To Be Registered" in Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to the 1934 Act.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not Applicable


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

         Advantica Restaurant Group, Inc. is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

         Advantica's Restated Certificate of Incorporation and By-Laws provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the extent permitted by Section 102(b)(7) of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL. Consequently, the registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors. The Employment Agreement dated as of January 7, 1998 between Advantica and James B. Adamson also provides for indemnification by the Company to the extent permitted by Delaware law and, in connection therewith, calls for the advancement of attorney's fees and expenses (subject to repayment in certain circumstances). The Registration Rights Agreement, dated as of January 7, 1998, among Advantica and each of the holders of registrable securities named therein, provides for indemnification by Advantica of the holder of registrable securities that is a party thereto for control person liability, if any, in respect of certain claims under the Securities Act.


Item 7.  Exemption from Registration Claimed.

         Not Applicable


Item 8.  Exhibits

         (A) The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.                        Description
-----------                        -----------

          4.1     Advantica 401(k) Plan

         *4.2 Specimen Certificate of Common Stock of Advantica (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement (No. 333-45811) of Advantica)

         23.1     Consent of Deloitte & Touche, LLP

         24.1 Power of Attorney (contained on the signature page to the Registration Statement)

* Certain of the exhibits to this Registration Statement on Form S-8, indicated by asterisk are hereby incorporated by reference to other documents on file with the Commission with which they are physically filed, to be part hereof as of their respective dates.

         (B) In lieu of attaching as an exhibit the Internal Revenue Service determination letter that the Advantica 401(k) Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes that it has submitted or will submit the Advantica 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan, as amended.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on this 26th day of June, 1998.

                                   ADVANTICA RESTAURANT GROUP, INC.

                                   By: /s/  RHONDA J. PARISH
                                       -----------------------------------
                                            Rhonda J. Parish
                                            Executive Vice President,
                                            General Counsel and Secretary

         Each person whose signature appears below constitutes and appoints Rhonda J. Parish as his or her lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including, post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents, in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                                                 Date
            ---------                             -----                                                 ----

                                      Director, Chairman, President  and Chief                     June 26, 1998
 /s/    JAMES B. ADAMSON              Executive Officer (Principal Executive Officer)
-----------------------------------
        (James B. Adamson)

 /s/    RONALD B. HUTCHISON           Executive Vice President and Chief Financial                 June 26, 1998
-----------------------------------   Officer (Principal Financial and Accounting Officer)
        (Ronald B. Hutchison)

 /s/    ROBERT H. ALLEN               Director                                                     June 26, 1998
-----------------------------------
        (Robert H. Allen)

                                      Director                                                     June 26, 1998
-----------------------------------
        (Ronald E. Blaylock)

                                      Director                                                     June 26, 1998
-----------------------------------
        (Vera King Farris)

 /s/    JAMES J. GAFFNEY              Director                                                     June 26, 1998
-----------------------------------
        (James J. Gaffney)

 /s/    IRWIN N. GOLD                 Director                                                     June 26, 1998
-----------------------------------
        (Irwin N. Gold)

 /s/    ROBERT E. MARKS               Director                                                     June 26, 1998
-----------------------------------
        (Robert E. Marks)

                                      Director                                                     June 26, 1998
-----------------------------------
        (Charles F. Moran)

 /s/    ELIZABETH A. SANDERS          Director                                                     June 26, 1998
-----------------------------------
        (Elizabeth A. Sanders)

 /s/    DONALD R. SHEPHERD           Director                                                     June 26, 1998
-----------------------------------
        (Donald R. Shepherd)

               Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on June 26, 1998.


Advantica 401(k) Plan


By /s/ Stephen W. Wood
   ------------------------------------
   Stephen W. Wood
   Executive President, Human Resources
   and Corporate Affairs
   Advantica Restaurant Group, Inc.